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                                                                  Exhibit (23.1)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated November 13, 1998, on the consolidated financial statements and financial statement schedule of UGI Utilities, Inc. and subsidiaries for the years ended September 30, 1998 and 1997, included in UGI Utilities, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1998, into UGI Utilities, Inc.'s previously filed S-3 Registration Statement No. 333-4288.






Arthur Andersen LLP
Chicago, Illinois
December 22, 1998